UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)	May 25, 2011
MidSouth Bancorp, Inc.
(Exact name of registrant as specified in its charter)
Louisiana	1-11826	72-1020809
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
102 Versailles Boulevard, Lafayette, Louisiana		70501
(Address of principal executive offices)		(Zip Code)
Registrant’s telephone number, including area code 337-237-8343

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.  AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On May 25, 2011, as described below, the shareholders of MidSouth Bancorp, Inc. (the “Company”) approved certain amendments to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Incorporation”) to eliminate the ability of directors to vote by proxy at board meetings and modifying the procedures for shareholder nominations of directors.  Following receipt of the requisite shareholder approvals, on May 25, 2011, the Company filed Articles of Amendment with the Louisiana Secretary of State to effect the proposed amendments.  A description of the material terms of such amendments is included below.

Elimination of Ability of Directors to Vote by Proxy at Board Meetings

Prior to the filing of the Articles of Amendment, Subpart F of Article IV of the Articles of Incorporation specifically allowed for directors to vote at a board meeting by proxy. Such language has been deleted from Subpart F and, as a result, directors no longer have the ability to vote by proxy at board and committee meetings at which they are not in attendance.

Modification of the Director Nomination Process for Shareholders

The Company’s shareholder nomination process in Subpart H of Article IV of the Articles of Incorporation was amended as follows:

Share ownership.  Unless otherwise required by law, the nominating shareholder individually, or together with a nominating shareholder group, must now hold at least 3% of the total voting power of the Company’s securities that are entitled to be voted on the election of directors.  In addition, such securities must have been held continuously for at least three years as of the date the notice of such nomination and must continue to be held through the date of the subject election of directors.  Subpart H did not previously include a minimum share ownership provision either in number of shares or time held.

Independence.  As amended, Subpart H requires any shareholder nominee to meet the objective criteria for “independence” of the national securities exchange or national securities association rules applicable to the Company, if any.

Time period for delivery of nominations.  A nominating shareholder or group is now required to provide nomination to the Company no earlier than 150 calendar days, and no later than 120 calendar days, before the anniversary of the date that the Company mailed its proxy materials for the prior year’s Annual Meeting, except that, if the Company did not hold an Annual Meeting during the prior year, or if the date of the meeting has changed by more than 30 days from the prior year (or if the Company is holding a special meeting or conducting an election of directors by written consent) then such nomination must be transmitted to the Company within a reasonable time before the Company mails proxy materials for such meeting.  Prior to the amendment, shareholder nominations had to be received by January 15 of each year unless the Company called an Annual Meeting for a date after May 31, in which case the shareholder’s notice had to be delivered no later than the close of business on the tenth day following the day on which notice of the date of the Annual Meeting was given.

Information regarding the nominating shareholder and the nominee.  The amendment also modified Subpart H of the Articles of Incorporation to further clarify what information is required in connection with a shareholder nomination and to include provisions requiring certain confirmations on the part of the nominating shareholder or group.

The foregoing description of the Articles of Amendment is qualified in its entirety by reference to the Amended and Restated Articles of Incorporation, which reflect the Articles of Amendment, a copy of which is filed hereto as Exhibit 3.1 and incorporated herein by reference.

Item 5.07.  SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS

            On May 25, 2011, the Company held its 2011 Annual Meeting of Shareholders, at which time all matters submitted to vote of our shareholders as described in the proxy statement filed by the Company with the SEC on April 22, 2011 were approved.  At the 2011 Annual Meeting, 7,847,421 shares were represented in person or by valid proxy, and our shareholders took the following actions:

Election of Directors – Shareholders elected James R. Davis, Milton B. Kidd, III, O.D., R. Glenn Pumpelly, and Gerald G. “Jerry" Reaux, Jr. to serve as Class III Directors until the 2014 Annual Meeting of Shareholders or until their successors are elected and qualified.  The number of votes cast for each of these individuals is as set forth below:

Director	Shares For	Shares Withheld	Broker Non-Votes
James R. Davis	6,257,137	322,189	1,268,095
Milton B. Kidd, III, O.D.	6,377,939	201,387	1,268,095
R. Glenn Pumpelly	6,381,603	197,723	1,268,095
Gerald G. “Jerry” Reaux, Jr.	6,439,150	140,176	1,268,095

Non-binding advisory resolution regarding compensation of our named executive officers – Shareholders approved a non-binding advisory resolution regarding executive compensation.  The vote totals were 6,473,626 shares for, 41,975 shares against, and 63,724 shares abstentions.

Eliminate the ability of directors to vote by proxy at board meetings – Shareholders approved Articles of Amendment to eliminate the ability of directors to vote by proxy at board meetings.  The vote totals were 7,733,473 shares for, 34,646 shares against, and 79,301 shares abstentions.

Modify the procedures for shareholder nominations of directors – Shareholders approved Articles of Amendment to modify the procedures for shareholder nomination of directors.  The vote totals were 6,824,121 shares for, 996,790 shares against, and 26,509 shares abstentions.

Item 9.01.  FINANCIAL STATEMENTS AND EXHIBITS

 (d)           Exhibits

 3.1           Amended and Restated Articles of Incorporation of MidSouth Bancorp, Inc. as of May 26, 2011 (restated solely for purposes of Item 601(b)(3) of Regulation S-K).

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDSOUTH BANCORP, INC.
Registrant
By:	/s/ James R. McLemore
James R. McLemore
Senior Executive Vice President and
Chief Financial Officer

Date:	May 27, 2011